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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2003

KNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32647 (Commission File Number)	58-2424258 (IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (706) 645-8553

Item 12. Results of Operations and Financial Condition.

        On August 11, 2003, Knology, Inc. issued a press release announcing its 2003 second quarter results. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

        In the attached press release, we use the non-GAAP financial measure "EBITDA, as adjusted," in addition to net income or losses. "EBITDA, as adjusted," is defined as earnings before interest; taxes; depreciation and amortization; charges related to reorganization; non-cash stock option compensation; special litigation expenses; gain on warrants; and other expenses. A reconciliation of EBITDA, as adjusted, to net (loss) income is included in the attached press release.

        We believe "EBITDA, as adjusted," is useful for investors because it provides information that can be used to evaluate the effectiveness of our business from an operational perspective, exclusive of the costs to finance those activities, and any additional non-operational expenses or revenues.

        In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.
Date: August 13, 2003	By:	/s/ CHAD S. WACHTER Chad S. Wachter Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated August 11, 2003.

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  Item 12. Results of Operations and Financial Condition.
SIGNATURES
Exhibit Index